EXHIBIT 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On October 17, 2014, we acquired 100% of the equity interest owned, directly or indirectly, in the GraphicMail group companies ("GraphicMail") consisting of InterInbox SA, a Swiss corporation, ERNEPH 2012A (Pty) Ltd. dba ISMS, a South African limited company, ERNEPH 2012B (Pty) Ltd. dba GraphicMail South Africa, a South African limited company, and Quattro Hosting LLC, a Delaware limited liability company. The acquisition of GraphicMail is referred to as the "Transaction."

The unaudited pro forma combined statements of operations for the nine months ended September 30, 2014 gives effect to the Transaction as if it had been completed on January 1, 2014. The unaudited pro forma combined statements of operations for the year ended December 31, 2013 gives effect to the Transaction as if the acquisition had been completed on January 1, 2013. The unaudited pro forma combined statements of operations include adjustments that give effect to factually supportable events that are directly attributable to the Transaction and expected to have a continuing impact.

The unaudited pro forma combined balance sheet as of September 30, 2014 gives effect to the Transaction as if the acquisition had been completed on September 30, 2014 and includes adjustments that give effect to factually supportable events that are directly attributable to the Transaction.

The Notes to the unaudited pro forma combined financial information describe the pro forma amounts and adjustments presented. The unaudited pro forma combined financial information should be read in conjunction with the accompanying Notes.

The unaudited pro forma combined financial information are primarily based on and should be read in conjunction with the Company's historical consolidated financial statements and accompanying notes included in the Company's periodic reports previously filed with the Securities and Exchange Commission, along with the historical combined financial statements and accompanying notes for GraphicMail included in this Form 8-K/A. The unaudited pro forma combined financial information may not necessarily reflect the financial position or results of operations which would have been obtained if these transactions had been consummated on the dates indicated in the unaudited pro forma combined financial information.

The unaudited pro forma adjustments reflecting the completion of the Transaction are based upon the acquisition method of accounting in accordance with United States Generally Accepted Accounting Principles ("U.S. GAAP") and upon the assumptions set forth in the Notes included in this section. The pro forma adjustments related to the allocation of purchase price within the unaudited pro forma combined balance sheet are preliminary and subject to change and are based on the estimated fair value of the identifiable assets acquired and liabilities assumed and of the excess purchase price to goodwill. The final purchase price allocation will be completed no later than one year after the date of completion of the Transaction. This final valuation will be based on the actual assets and liabilities of GraphicMail that exist as of the date of the completion of the Transaction.

The unaudited pro forma combined financial information is presented for informational purposes only and do not reflect future events that may occur after the Transaction, or any operating efficiencies or inefficiencies that may result from the Transaction. Therefore, the unaudited pro forma combined financial information is not necessarily indicative of results that would have been achieved had the businesses been combined during the period presented or the results that the Company will experience after the Transaction. In addition, the preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions are preliminary and have been made solely for purposes of developing this unaudited pro forma combined financial information. Actual results could differ, perhaps materially, from these estimates and assumptions.

SMTP, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

September 30, 2014

			Pro Forma		SMTP
	SMTP	GraphicMail	Adjustments		Pro Forma

Assets

Cash and cash equivalents	$5,875,325	$207,010	$(2,461,564)	(a)	$3,620,771
Accounts receivable	74,561	219,736	—		294,297
Deferred income taxes	340,681	—	—		340,681
Income taxes receivable	453,446	—	—		453,446
Prepaid expenses and other	174,319	235,921	—		410,240
Total current assets	6,918,332	662,667	(2,461,564)		5,119,435

Property and equipment, net	282,455	151,831	—	(d)	434,286
Other intangible assets	3,544,333	—	2,752,608	(b)	6,296,941
Goodwill	8,407,227	—	1,835,072	(c)	10,242,299
Deferred income taxes	60,598	—	—		60,598
Deposits	38,645	—	—		38,645
Total assets	$19,251,590	$814,498	$2,126,116		$22,192,204

Liabilities and Shareholders' Equity

Deferred revenue	$478,883	$—	$—		$478,883
Allowance for refunds and chargebacks	2,799	—	—		2,799
Accounts payable	262,434	74,151	—		336,585
Accrued expenses and other current liabilities	164,096	156,471	—		320,567
Earnout liability	—	—	51,181	(g)	51,181
Total current liabilities	908,212	230,622	51,181		1,190,015

Earn out liability	6,963,000	—	—		6,963,000
Non-current liabilities	—	37,806	—		37,806
Total liabilities	7,871,212	268,428	51,181		8,190,821

Shareholders' equity:
Common stock/Units	5,022	—	—		5,022
Additional paid in capital	11,375,356	109,855	2,511,150	(e)	13,996,361
Accumulated deficit	—	436,215	(436,215)	(e)	—
Total shareholders' equity	11,380,378	546,070	2,074,935		14,001,383
					—
Total liabilities and shareholders' equity	$19,251,590	$814,498	$2,126,116		$22,192,204

See accompanying notes to unaudited pro forma combined financial statements.

SMTP, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Nine months ended September 30, 2014

			Pro Forma		SMTP
	SMTP	GraphicMail	Adjustments		Pro Forma

Net revenue	$4,602,068	$2,787,184	$—		$7,389,252
Cost of services	1,019,032	251,564	—		1,270,596
Gross profit	3,583,036	2,535,620	—		6,118,656
Operating expenses:
Sales and marketing	776,485	770,408	—		1,546,893
Research and development	361,932	248,873	—		610,805
General and administrative	2,020,617	1,748,821	—		3,769,438
Amortization expense	25,667	—	289,024	(f)	314,691

Total operating expenses	3,184,701	2,768,102	289,024		6,241,827

Operating income (loss):	398,335	(232,482)	(289,024)		(123,171)
Other income (expense):
Interest & other income (expense)	521	26,318	—		26,839
Loss on disposal of fixed assets	(10,172)	—	—		(10,172)

Total other expense	(9,651)	26,318	—		16,667

Income (loss) before income taxes	388,684	(206,164)	(289,024)		(106,504)
Provision for income tax	111,972	(38,794)	—		73,178

Net income (loss)	$276,712	$(167,370)	$(289,024)		$(179,682)

Net income per share:
Basic	$0.06				$(0.03)
Diluted	$0.06				$(0.03)

Weighted average common shares outstanding:
Basic	4,761,469		423,426	(e)	5,184,895
Diluted	4,814,774		423,426	(e)	5,238,200

See accompanying notes to unaudited pro forma combined financial statements.

SMTP, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Year ended December 31, 2013

			Pro Forma		SMTP
	SMTP	GraphicMail	Adjustments		Pro Forma

Net revenue	$5,753,929	$3,909,502	$—		$9,663,431
Cost of services	1,049,325	985,483	—		2,034,808
Gross profit	4,704,604	2,924,019	—		7,628,623
Operating expenses:
Sales and marketing	817,971	459,363	—		1,277,334
Research and development	234,581	—	—		234,581
General and administrative	1,710,934	2,206,889	—		3,917,823
Amortization expense	—	—	385,365	(f)	385,365

Total operating expenses	2,763,486	2,666,252	385,365		5,815,103

Operating income (loss):	1,941,118	257,767	(385,365)		1,813,520
Other income:
Interest & other income (expense)	—	(30,061)	—		(30,061)

Total other expense	—	(30,061)	—		(30,061)

Income (loss) before income taxes	1,941,118	227,706	(385,365)		1,783,459
Provision for income tax	668,155	24,193	—		692,348

Net income (loss)	$1,272,963	$203,513	$(385,365)		$1,091,111

Net income per share:
Basic	$0.42				$0.36
Diluted	$0.41				$0.36

Weighted average common shares outstanding:
Basic	3,004,541		423,426	(e)	3,427,967
Diluted	3,069,274		423,426	(e)	3,492,700

See accompanying notes to unaudited pro forma combined financial statements.

SMTP, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED

FINANCIAL INFORMATION

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited pro forma combined financial information is presented on a basis consistent with the Company's historical financial statements and is comprised of the following:

•	The unaudited pro forma combined balance sheet combines the Company's unaudited consolidated balance sheet and GraphicMail's unaudited balance sheet as of September 30, 2014.
•

The unaudited pro forma combined statement of operations for the year ended December 31, 2013 combines the Company's audited statement of operations and GraphicMail's audited statement of operations for the year ended December 31, 2013.

•

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2014 combines the Company's unaudited consolidated statement of operations with GraphicMail's unaudited statement of operations for the nine months ended September 30, 2014.

The unaudited pro forma combined statements of operations do not reflect any anticipated cost savings or any related non-recurring costs to achieve those cost savings. The Company does not expect any cost savings as a result of the Transaction. The unaudited pro forma combined statements of operations do not claim to represent our actual results of operations that would have occurred if the Transaction had taken place on the dates specified, nor are they indicative of the results of operations that may be achieved in the future.

NOTE 2 – PURCHASE PRICE ALLOCATION

The purchase price summary and purchase price allocations are preliminary, subject to change and based on GraphicMail assets and liabilities as of October 17, 2014. Final purchase price summary and purchase price allocations will be based on the actual value of identifiable assets acquired and liabilities assumed in accordance with U.S. GAAP on the closing date of the Transaction. The Company expects to finalize the valuation and complete the purchase price summary and purchase price allocations as soon as practical, but no later than one year from October 17, 2014.

Estimated Purchase Price Summary

For purposes of the pro forma financial information, the following table presents the components of the purchase price consideration:

Cash consideration	$2,461,564
Stock consideration	2,621,005
Earn out liability	51,181
Liabilities assumed	268,428
Total purchase price	$5,402,178

Estimated Purchase Price Allocation

The following represents the preliminary allocation of the purchase price to the acquired net tangible and intangible assets acquired and liabilities assumed of GraphicMail and is for illustrative purposes only.

Total purchase price	$5,402,178
Less:
Net tangible assets acquired	(814,498)
Intangible assets acquired:
Trade Name	(550,522)
Developed Technologies	(1,101,043)
Customer Relationships	(1,101,043)
Total intangible assets	(2,752,608)
Goodwill	$1,835,072

Goodwill represents the excess of the purchase price over the fair value of tangible and intangible assets. Specifically identifiable definite-lived intangible assets include trade name, technology, and customer relationships with expected useful lives of five, eight and eight years, respectively.

NOTE 3 – PRO FORMA ADJUSTMENTS

The following pro forma adjustments are reflected in the accompanying unaudited pro forma combined financial information:

(a)	The Transaction is funded from the Company's existing cash on hand.
(b)

To record $2,752,608 of fair value assigned to separately identifiable intangible assets, which principally represent definite lived assets including trade name, technology, and customer relationships with expected useful lives of five, eight and eight years, respectively. The fair value of GraphicMail's separately identifiable intangible assets is based on the Company's preliminary estimate of fair value based on both historical experience and knowledge of the Transaction. Valuations of GraphicMail's intangible assets are expected to be finalized no later than one year from the date of acquisition. See Note 2 for additional information.

(c)	To record goodwill for the Transaction. For further detail on the calculation of goodwill, see the estimated purchase price and estimated purchase price allocation tables in Note 2.
(d)

No "Pro Forma Adjustments" were made to property and equipment as the fair value of these assets acquired in the Transaction are expected to approximate net book value given the short duration of the economic life of these asset types.

(e)	To eliminate the stockholders' equity section of the sellers' balance sheet and to reflect the SMTP common stock issued to fund the purchase price.
(f)	To record the amortization expense related to the Company's definite lived intangible assets.
(g)	To record earn-out provisions associated with the Transaction.